As filed with the Securities and Exchange Commission on June 6, 1997
                                               Registration No. 333-

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           NEW CENTURY ENERGIES, INC.
             (Exact name of registrant as specified in its charter)
                               ------------------

        Delaware                                     84-1334327
(State of Incorporation)                     (IRS Employer Identification No.)

      1225 17th Street                                   80202
      Denver, Colorado                                (Zip Code)
(Address of Principal Executive
          Offices)

                New Century Energies, Inc. Omnibus Incentive Plan

            Public Service Company of Colorado Omnibus Incentive Plan

          Southwestern Public Service Company 1989 Stock Incentive Plan Southwestern Public Service Company Employee Investment Plan
    Southwestern Public Service Company Directors' Deferred Compensation Plan

                            (Full title of the plans)

          Bill D. Helton                             (303) 571-7511
    Chairman of the Board and          (Telephone number, including area code,
     Chief Executive Officer                     of agent for service)
    New Century Energies, Inc.
        1225 17th Street
     Denver, Colorado 80202
(Name and address of agent for service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                         Proposed     Proposed
                                         Maximum      Maximum
                        Amount           Offering     Aggregate    Amount of
Title of Securities     to be            Price Per    Offering     Registration
to be Registered        Registered (1)   Share (2)    Price (2)    Fee (2)
--------------------------------------------------------------------------------
Common Stock
  ($1 par value)....... 7,000,000 shares  $40.125    $280,875,000  $85,114
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Public Service Company of Colorado Employee's Savings and Stock Ownership Plan and the Southwestern Pubic Service Company Employee Investment Plan.

(2) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rules 457(c) and 457(h), the registration fee has been calculated based on the average of the high and low prices for the Common Stock of Public Service Company of Colorado (the higher priced stock of the two companies combining to form New Century Energies, Inc.) on June 4, 1997, as reported on the New York Stock Exchange Composite Tape.

                               ------------------

                      Exhibit Index is located on page 8.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

          *The information called for by Part I of Form S-8 is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3.  Incorporation of Documents by Reference.

     New Century Energies, Inc. (the "Company") hereby undertakes to provide without charge to each person, including any beneficial owner of shares of the Company to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Prospectus by reference. Requests for such documents should be directed to Corporate Secretary, New Century Energies, Inc., 1225 17th Street, Denver, Colorado 80202 (Tel: (303) 571-7511).

     The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 33-64951);

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 33-64951);

          3. The description of the Company's Common Stock contained in the Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 of the Company (File No. 33-64951);

          4. Annual Report on Form 10-K and Amendment to Annual Report on Form 10-K/A of Public Service Company of Colorado ("PSCo") for the year ended December 31, 1996 (File No. 1-3280);

          5. PSCo's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-3280);

          6. PSCo's Current Reports on Form 8-K dated February 24, 1997 and April 1, 1997;

          7. Annual Report on Form 10-K of Southwestern Public Service Company ("SPS") for the year ended August 31, 1996 (File No. 1-3789);

          8. SPS's Quarterly Report on Form 10-Q for the quarters ended November 30, 1996, February 28, 1997 and March 31, 1997 (File No. 1-3789);

          9. SPS's Current Reports on Form 8-K dated October 11, 1996, February 7, 1997, February 24, 1997 and April 22, 1997 (File No. 1-3789); and

          10. SPS's Annual Report on Form 11-K for the year ended August 31, 1996 for the SPS Employee Investment Plan (File No. 1-3789).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities.

     The description of the Registrant's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "Delaware Act") permits corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Company's Restated Certificate of Incorporation (the "Company Charter") provides for indemnification of directors, officers, employees and agents to the full extent provided by the Delaware Act. The Company

     Charter states that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act. Pursuant to Section 145(g) of the Delaware Act and the Company Charter, the Company maintains directors' and officers' liability insurance coverage. The Company may also enter into an indemnity agreement with any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, as long as the provisions of the agreement are not impermissible under applicable law.

     As permitted by Section 102(a) of the Delaware Act, the Company Charter provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Act (relating to certain unlawful distributions to shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any shares of Company Common Stock which remain unsold at the termination of this offering.

     4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 31, 1997.

                              NEW CENTURY ENERGIES, INC.


                              By /s/ Bill D. Helton
                                 ----------------------------------
                                   Name: Bill D. Helton
                                   Title: Chairman of the Board and
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                               Date
---------                       -----                               ----

/s/ Bill D. Helton              Chairman of the Board and           May 31, 1997
--------------------------      Chief Executive Officer
Name: Bill D. Helton            (Principal Executive Officer)

/s/ Wayne H. Brunetti           Vice Chairman of the Board,         May 31, 1997
--------------------------      President, Chief Operating
Name: Wayne H. Brunetti         Officer and Director

/s/ Richard C. Kelly            Executive Vice President and        May 31, 1997
--------------------------      Chief Financial Officer
Name: Richard C. Kelly          and Principal Accounting Officer)

/s/ C. Coney Burgess            Director                            May 31, 1997
--------------------------
Name: C. Coney Burgess

/s/ Danny H. Conklin            Director                            May 31, 1997
--------------------------
Name: Danny H. Conklin

/s/ Giles M. Forbess            Director                            May 31, 1997
--------------------------
Name: Giles M. Forbess

/s/ Gayle L. Greer              Director                            May 31, 1997
--------------------------
Name: Gayle L. Greer

/s/ R. R. Hemminghaus           Director                            May 31, 1997
--------------------------
Name: R. Hemminghaus

/s/ A. Barry Hirschfeld         Director                            May 31, 1997
--------------------------
Name: A. Barry Hirschfeld

/s/ J. Howard Mock              Director                            May 31, 1997
--------------------------
Name: J. Howard Mock

/s/ Will F. Nicholson, Jr.      Director                            May 31, 1997
---------------------------
Name: Will F. Nicholson, Jr.

/s/ J. Michael Powers           Director                            May 31, 1997
--------------------------
Name: J. Michael Powers

/s/ Rodney E. Slifer            Director                            May 31, 1997
--------------------------
Name: Rodney E. Slifer

/s/ W. Thomas Stephens          Director                            May 31, 1997
--------------------------
Name: W. Thomas Stephens

/s/ Robert G. Tointon           Director                            May 31, 1997
--------------------------
Name: Robert G. Tointon

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas, on June 5, 1997.

                                   SOUTHWESTERN PUBLIC SERVICE COMPANY
                                   EMPLOYEE INVESTMENT PLAN


                                   By  /s/ Bill D. Helton
                                       ----------------------------------------
                                        Name: Bill D. Helton
                                        Title:   Chairman of the Administrative
                                                  Committee

                                  EXHIBIT INDEX

Exhibit
Number                            Exhibit

4(a) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex VIII to Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 (File No. 33-64951)).

4(b) Restated Bylaws (incorporated by reference to Annex IX to Joint Proxy Statement/Prospectus and Registration Statement on Form S-4
         (File No. 33-64951)).

5        Opinion of Counsel for the Registrant.

15(a)    Letter of Arthur Andersen LLP on Unaudited Financial
         Information of the Company.

15(b)    Letter of Arthur Andersen LLP on Unaudited Financial
         Information of PSCo.

15(c)    Letter of Deloitte & Touche LLP on Unaudited Financial
         Information of SPS.

15(d)    Letter of Arthur Andersen LLP on Unaudited Financial
         Information of SPS.

23(a)    Consent of Arthur Andersen LLP.

23(b)    Consent of Deloitte & Touche LLP.

23(c)    Consent of Counsel for the Registrant (included in Exhibit 5).